EXHIBIT 32
SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Naugatuck Valley Financial Corporation (the “Company”) on Form
10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission (the "Report"), I, John C. Roman, President and Chief Executive Officer of the Company, and I, Lee R. Schlesinger, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the period covered by the Report.

/s/ John C. Roman
John C. Roman
President and Chief Executive Officer
(principal executive officer)

/s/ Lee R. Schlesinger
Lee R. Schlesinger
Senior Vice President and Chief Financial Officer
(principal financial officer)

Date: November 14, 2011